UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2009

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 9, 2009, Daniel Almagor and Derial H. Sanders, were appointed to the Board of Directors of Summer Infant, Inc. (the “Company”) to fill the vacancies on the Company’s Board of Directors left by the resignations of Dr. Marlene Krauss and Myra Hart, respectively.

There are no arrangements between Mr. Almagor or Mr. Sanders and any other persons pursuant to which Mr. Almagor or Mr. Sanders was selected as a director and there are no transactions, or proposed transactions, to which the Company is or was to be a participant and in which Mr. Almagor or Mr. Sanders has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. The Board has determined that Messrs. Almagor and Sanders meet the applicable independence requirements of The NASDAQ Stock Market listing standards. The Board has not yet appointed either Mr. Almagor or Mr. Sanders to any committees of the Company’s Board of Directors, however it is expected that Mr. Almagor will be appointed to the audit committee and Mr. Sanders will be appointed to the compensation committee.

Mr. Almagor, age 56, is a consultant and private investor and currently serves on the Board of Directors of Jakks Pacific, Gallery, and Ideal Life.  From 1999 to 2005 Mr. Almagor was the Chairman and CEO of ACG International, a $3 billion private equity fund, affiliate of Bank One, where he was involved in formulating deal terms for investments and in the sourcing of high quality investment opportunities.  From 1996 to 1998 he was the Chairman and Chief Executive Officer for ID B.V.  From 1993 to 1996 he was the President and Chief Executive Officer for Kushi Foods, a position he accepted after being Managing Partner and Director for American Consulting from 1989 to 1993.  At American Consulting he was responsible for business strategy and served as advisor to Fortune 1000 boards.  Prior to 1989 Mr. Almagor held high level positions with RJR Nabisco, General Kinetics and Peelle.  Mr. Almagor has also authored Business Visions, A Practical Guide for Strategic Decisions and Shareholder Value Creation.  Mr. Almagor received a B.S. in mechanical and industrial engineering from SUNY.

Mr. Sanders, age 67, was a longtime employee of Graco Children’s Products, Inc., where his last role was as President and COO.  He was instrumental in the growth of the company through his departure in 2001.  Mr. Sanders helped Graco achieve this growth via strategic domestic sales initiatives, international expansion, and the addition of several key new product categories.  Mr. Sanders also saw the company through several acquisitions, the last of which was by its current holder, Rubbermaid, in 1996, then Newell Rubbermaid in 1998.  After his departure from Graco in 2001, Mr. Sanders founded Precept Marketing Group which he sold in 2008 and remains a consultant to both Precept and Frontline Placement Technologies.  Mr. Sanders received a B.S. in marketing and commerce from Rider University.

As directors, Messrs. Almagor and Sanders will each receive an annual retainer of $50,000 (which will be pro-rated for any partial year of service), options to purchase 40,000 shares of common stock of the Company that will be priced at the market value of the Company’s stock on the date of issue and expense reimbursement for all reasonable expenses incurred in attending meeting and attending to Company business.

A copy of the Company’s press release announcing Mr. Almagor’s and Mr. Sanders’ appointments to the Board of Directors is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                         Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Shell Company Transactions.

Not applicable.

(d)                                 Exhibits.

Exhibit
Number

99.1	Press release from Summer Infant, Inc., dated November 13, 2009, entitled “Summer Infant, Inc. Announces Appointment of Two New Members of the Board Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: November 13, 2009	By:	/s/ Jason Macari
Jason Macari
Chief Executive Officer